AMENDED AND RESTATED BYLAWS

OF

STARFIGHTERS SPACE, INC.

As in effect on August 12, 2025, as amended on February 17, 2026 and October 9, 2026

TABLE OF CONTENTS

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TABLE OF CONTENTS

(Continued)

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BYLAWS

ARTICLE I - MEETINGS OF STOCKHOLDERS

1.1 Place of Meetings. Meetings of stockholders of Starfighters Space, Inc. (the "Company") shall be held at any place, within or outside the State of Delaware, determined by the Company's board of directors (the "Board"). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the Company's principal executive office.

1.2 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shall not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Company's certificate of incorporation and these bylaws, (ii) the stockholders take action by written consent to elect directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

1.3 Special Meeting. A special meeting of the stockholders may be called at any time by the Board, Chairperson of the Board, Chief Executive Officer or President (in the absence of a Chief Executive Officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 40% of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i) be in writing;

(ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

1.4 Notice of Stockholders' Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

1.5 Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having one-third (33⅓%) of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, one-third (33⅓%) of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in section 1.6, until a quorum is present or represented.

1.6 Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.7 Conduct of Business. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

1.8 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of section 1.10 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in section 7.2 of these bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

1.9 Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

An electronic transmission (as defined in section 7.2) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board shall have instructed the officers of the Company to solicit the vote or written consent of the stockholders of the Company, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Company or to a person designated by the Secretary or the President. The Secretary or the President of the Company or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

1.10 Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

(i) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;

(ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board; and

(iii) in the case of determination of stockholders for any other action, shall not be more than 60 days prior to such other action.

If no record date is fixed by the Board:

(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board may fix a new record date for the adjourned meeting.

1.11 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

1.12 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or

(ii) during ordinary business hours, at the Company's principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.13 Advance Notice Procedures.

1.13.1 Annual Meeting of Stockholders.

(a)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only: (i) pursuant to the Company's notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving of the notice required by this Section 1.13.1 and at the time of such meeting, who is entitled to vote at such meeting and who complies with the requirements and procedures set forth in this Section 1.13 in all applicable respects (the "Record Stockholder"). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business at such meeting (other than business included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act).

For nominations or other business to be properly brought before an annual meeting by a Record Stockholder (or a Qualified Representative (as defined below) thereof) pursuant to Section 1.13.1(a) of these bylaws:

(i)    the Record Stockholder must have given timely notice thereof in writing to the Secretary and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13.1;

(ii)    such business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action under Delaware law;

(iii)    each Proposing Person (as defined below) shall have complied with the applicable requirements of the Exchange Act (including, without limitation, the applicable requirements of Rule 14a-19 promulgated thereunder ("Rule 14a-19")) and any Securities and Exchange Commission Staff interpretations relating thereto;

(iv)    in the case of a proposal other than the nomination of persons for election or reelection to the Board, (A) if a Proposing Person (as defined below) has provided the Company with a Solicitation Notice (as defined below), such Proposing Person (or the group of which such Proposing Person is a part) must have delivered, or made available, a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Company's shares required under applicable law to carry any such proposal and must have included in such materials the Solicitation Notice, or (B) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.13, a Proposing Person (or a group of which a Proposing Person is a part) must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.13; and

(v)    in the case of a proposal for the nomination of persons for election or reelection to the Board, if the Proposing Person (or a group of which such Proposing Person is a part) provided notice pursuant to Rule 14a-19(b), such Proposing Person must have delivered to the Secretary, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence sufficient to demonstrate that the requirements of Rule 14a-19 have been satisfied.

(b)    To be timely, a Record Stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Company. In no event shall an adjournment, postponement, or rescheduling (or the Public Announcement thereof) of an annual meeting for which notice has been given or a Public Announcement of the meeting date has been made commence a new time period (or extend any time period) for providing the Record Stockholder's notice. Notwithstanding anything in this Section 1.13.1 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no Public Announcement by the Company naming all of the nominees for director or specifying the size of the increased Board made by the Company at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the first sentence of this paragraph, a stockholder's notice required by this Section 1.13.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such Public Announcement is first made by the Company.

(c)    As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder's notice shall set forth:

(i)    the name, age, business address and residence address of such proposed nominee;

(ii)    the principal occupation or employment of such proposed nominee;

(iii)    the class, series and number of any shares of stock of the Company that are beneficially owned or owned of record by such proposed nominee, or his or her respective affiliates and associates;

(iv)    the date or dates such shares were acquired and the investment intent of such acquisition, as well as evidence of such date(s);

(v)    all other information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act;

(vi)    whether such proposed nominee would qualify as an independent director under the requirements of the stock exchange upon which the Company's common stock is primarily traded and the Policies (as defined below);

(vii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and such proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to the U.S. federal securities laws or the rules and regulations promulgated thereunder (including Item 404 promulgated under Regulation S-K) if any Proposing Person were the "registrant" for purposes thereof and the proposed nominee were a director or executive officer of such registrant;

(viii)    the date or dates of first contact between any Proposing Person and such proposed nominee with respect to (A) the Company or (B) any proposed nomination of any person or persons for election or reelection to the Board;

(ix)    a description of any position of such proposed nominee as an officer or director of, or any material relationship with, any Competitor (as defined below) within the past three (3) years;

(x) a description of any business or personal interests that could place such proposed nominee in a potential conflict of interest with the Company or any of its affiliates and how the proposed nominee, if elected, intends to mitigate or reconcile any such potential conflict of interest; and

(xi)    all completed and signed questionnaires, representations and agreements required by Section 1.13.2 of these bylaws.

The Company may require any such proposed nominee to furnish such other information as it may reasonably require to determine whether such proposed nominee would qualify as an independent director of the Company under the Exchange Act, applicable stock exchange rules and the Policies.

(d)    As to any business, other than the nomination of a person for election or reelection as a director, that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder's notice shall set forth:

(i)    a brief description of the business desired to be brought before the meeting;

(ii)    the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the text of the proposed amendment);

(iii)    the reasons for conducting such business at the meeting; and

(iv)    any material interest in such business of any Proposing Person, including any anticipated benefit to any Proposing Person therefrom.

(e)    As to each Proposing Person, the Record Stockholder's notice shall set forth:

(i)    the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Company's stock ledger;

(ii)    (1) the class or series and number of shares of stock of the Company that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (2) a certification regarding whether such Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person's acquisition of shares of capital stock or other securities of the Company, if any, and/or such Proposing Person's acts or omissions as a stockholder or beneficial owner of the Company;

(iii)    a description of any of the following that are held directly or indirectly by, on behalf of or for the benefit of such Proposing Person: (x) any Derivative Instrument (as defined below), (y) any rights to dividends on the shares of any class or series of shares of the Company that are separated or separable from the underlying shares of the Company; or (z) any Short Interest (as defined below), including, in each case, the date thereof, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto;

(iv)    any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company of which such Proposing Person is, directly or indirectly, a general partner, manager or managing member or, directly or indirectly, controls a general partner, manager or managing member of such a general or limited partnership or limited liability company;

(v)    any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Company, any affiliate of the Company or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(vi)    a description of any of the following that are held directly or indirectly by, on behalf of or for the benefit of such Proposing Person: (x) any significant equity interests in any Competitor or (y) any Derivative Instruments or Short Interests in any Competitor (including, in the case of any Derivative Instrument or Short Interest, the date such instrument or interest was acquired, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto);

(vii)    any other material relationship between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any Competitor, on the other hand;

(viii)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) pertaining to the Company and its securities, if such a statement were required to be filed under the Exchange Act by such Proposing Person, regardless of whether the requirement to file a Schedule 13D is applicable;

(ix)    any other information relating to such Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act;

(x)    to the extent known by a Proposing Person, the names and addresses of any stockholder or beneficial owner that has provided or will provide financial support or material assistance in support of the nomination or business and a description of the nature of such support or assistance;

(xi)    a description of any agreement, arrangement or understanding (including the identities of all the parties thereto) between or among such Proposing Person on the one hand and any other person or persons, on the other hand, with respect to, relating to, or in connection with the nomination or business;

(xii)    a representation that the Record Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such Record Stockholder (or a Qualified Representative thereof) will appear at the meeting to propose such business or nomination;

(xiii)    a representation whether such Proposing Person intends (or is part of a group that intends) to (x) in the case of a proposal other than the nomination of persons for election to the Board, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to approve the proposal (an affirmative statement of such intent being a "Solicitation Notice") and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation, (y) in the case of a nomination or nominations, solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Company's nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation, and/or (z) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(xiv)    a description of any pending or, to such Proposing Person's knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Company or, to such Proposing Person's knowledge, any current or former officer, director, affiliate or associate of the Company; and

(xv)    a description of any proxy (other than a revocable proxy given in response to a proxy solicitation made to more than ten (10) persons), contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares or other securities of the Company.

The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(f)    A stockholder providing written notice required by this Section 1.13.1 or Section 1.13.3, as applicable, shall update and supplement such notice, and any other information provided to the Company, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Company not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update pursuant to clause (ii) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Company not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). Notwithstanding the foregoing, if a Proposing Person (x) no longer plans to solicit proxies in accordance with its representation(s) pursuant to Section 1.13.1(e)(xiii) or (y) becomes aware of any inaccuracy or change in information submitted to the Company, then the stockholder providing the written notice shall inform the Company thereof and update such notice by delivering a writing to the Secretary at the principal executive offices of the Company no later than two (2) business days after the occurrence of such change or after such time the Proposing Person became so aware, as applicable. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Company's rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice fails to provide any written update in accordance with this Section 1.13, the information as to which such written update relates shall be deemed not to have been provided in accordance with these bylaws.

(g)    Notwithstanding anything in Section 1.13 or any other provision of these bylaws to the contrary, any person who a majority of the Board has determined, in good faith, to have violated any written policy of the Company regarding improper disclosure of confidential information of the Company applicable to such person while serving as a director of the Company in the preceding five (5) years shall be ineligible to be nominated for election or reelection as a member of the Board, absent a prior waiver for such nomination approved by two-thirds of the Board.

1.13.2    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Company, the person proposed to be nominated must complete, sign and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.13 of these bylaws) to the Secretary at the principal executive offices of the Company a questionnaires in substantially the same form as the Company requests of the Board's nominees for director (which form shall be provided within ten (10) days following a request therefor by a stockholder) and a signed representation and agreement (in the form available from the Secretary upon written request):

(a)    that such person is not and will not become a party to any Voting Commitment (as defined below) that (i) has not been disclosed to the Company or (ii) could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law;

(b)    that such person is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed to the Company;

(c)    that such person, if elected as a director of the Company, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Company;

(d)    a statement as to whether such person, if elected as a director of the Company, intends to comply with the Policies;

(e)    that such person acknowledges and agrees that, if elected as a director of the Company, he or she must and will act in the best interests of the Company and its stockholders generally and not in the interests of any individual constituencies;

(f)    that such person consents to being named as a nominee in any proxy materials relating to the Company's meeting at which the nominee's election as a director will be considered/voted upon, agrees to serve if elected as a director, and intends to serve as a director for the full term for which such individual is to stand for election;

(g)    that such person's candidacy or, if elected, Board membership, would not violate applicable state or federal law, the Company's certificate of incorporation, these bylaws, or the rules of any stock exchange on which shares of the Company's common stock are traded; and

(h)    that such person, if elected as a director, acknowledges and agrees that he or she must and will provide facts, statements, and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

1.13.3    Special Meetings of Stockholders.

(a)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of such meeting (i) by or at the direction of the Board or any committee thereof or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.13 in all applicable respects. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, for nominations to be properly brought before such meeting by a stockholder (or a Qualified Representative thereof) pursuant to Section 1.13.3(a)(ii) of these bylaws:

(i)    the stockholder must have given timely notice thereof in writing to the Secretary of the Company setting forth such information, representations, certifications and agreements required by Section 1.13.1 and Section 1.13.2 and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13, in each case, with respect to stockholder nominations of persons for election to the Board at an annual meeting of stockholders;

(ii)    each Proposing Person shall have complied with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the applicable requirements of Rule 14a-19), as such rules and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto; and

(iii)    if the Proposing Person (or a group of which such Proposing Person is a part) provided notice pursuant to Rule 14a-19(b), such Proposing Person must have delivered to the Secretary, no later than five (5) business days prior to the special meeting or any adjournment, rescheduling or postponement or other delay thereof, reasonable evidence sufficient to demonstrate that the requirements of Rule 14a-19 have been satisfied.

(b)    To be timely, a stockholder's notice required by this Section 1.13.3 of these bylaws shall be delivered to the Secretary at the principal executive offices of the Company (i) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, postponement or rescheduling (or the Public Announcement thereof) of a special meeting commence a new time period (or extend any time period) for providing such notice.

1.13.4    General.

(a)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected or reelected as directors at a meeting of stockholders and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by applicable law or these bylaws, the Board or, at a meeting of stockholders (but subject to any rules and regulations adopted by, and the supervision of, the Board), the chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the applicable requirements and procedures set forth in this Section 1.13 (including the stockholder and nominee, as applicable, acting in a manner consistent with any representation required hereby, satisfying the information requirements set forth herein with accurate and complete information and complying with all applicable laws, rules and regulations referred to herein) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such business or nominations may have been received by the Company. If a stockholder provides notice pursuant to Rule 14a-19(b) and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, then any such nominee shall be disqualified and the Company shall disregard any proxies or votes solicited for such stockholder's director nominees. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by applicable law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or reelection), and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect thereof may have been received by the Company. Notwithstanding the foregoing provisions of Section 1.13, unless otherwise permitted by applicable law, no stockholder shall solicit proxies in support of director nominees other than the Company's nominees unless such stockholder has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner.

(b)    The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected by the stockholders generally at such meeting. In addition, a stockholder may not designate any substitute or alternate nominees unless such stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with Section 1.13.1, in the case of an annual meeting, or Section 1.13.3, in the case of a special meeting (and such notice contains all of the information, representations, agreements, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the bylaws with respect to nominees for director election submitted by a stockholder).

(c)    Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein, for the avoidance of doubt including, but not limited to, Rule 14a-19, and any failure to comply therewith shall be deemed a failure to comply with this Section 1.13. Nothing in this Section 1.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

(d)    For purposes of these bylaws the following definitions shall apply:

(i)    "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the term "partner" as used in the definition of "associate" shall not include any limited partner that is not involved in the management of the relevant partnership;

(ii)    "Compensation Arrangement" shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Company;

(iii)    "Competitor" shall mean any entity that the Board determines, in good faith, provides products or services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates, a list of which entities shall be maintained by the Company and provided within ten (10) days following a request therefor by a stockholder;

(iv)    "Derivative Instrument" shall mean any derivative interest in the Company's equity securities, including without limitation any option, warrant, convertible security, stock appreciation right, cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether settled in cash or stock or other property or securities;

(v)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

(vi)    "Policies" shall mean all publicly disclosed corporate governance, conflict of interest, stock ownership requirements, confidentiality and training policies and guidelines of the Company applicable to directors;

(vii)    "Proposing Person" shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or the Record Stockholder (or stockholder, in the case of a special meeting) providing notice of nomination of persons for election to the Board at a stockholder meeting, (2) any beneficial owner on whose behalf the proposal or nomination is made, and (3) any affiliate or associate of either of the foregoing;

(viii)    "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Company in general of such information;

(ix)    a "Qualified Representative" of a stockholder shall mean a person who is (i) a duly authorized officer, manager, trustee or partner of such stockholder or (ii) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be delivered to the Secretary at the principal executive offices of the Company by no later than 5:00 p.m. Eastern Time on the fifth (5th) business day before such meeting of stockholders;

(x)    "Short Interest" shall mean any short interest in any security of the Company that a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security or any other agreement, arrangement or understanding (including without limitation any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company; and

(xi)    "Voting Commitment" shall mean any agreement, arrangement or understanding with, or any commitment or assurance given to, any person or entity as to how a person will act or vote on any issue or question as a director of the Company.

(e)    The provisions of this Section 1.13 shall not apply to any action taken by the Company's stockholders by written consent in lieu of a meeting in the manner set forth in these bylaws.

ARTICLE II - DIRECTORS

2.1 Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the certificate of incorporation.

2.2 Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

2.3 Election, Qualification and Term of Office of Directors. Except as provided in section 2.4 of these bylaws, and subject to sections 1.2 and 1.9 of these bylaws, directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

2.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

2.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6 Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.8 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company's records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company's principal executive office) nor the purpose of the meeting.

2.9 Quorum; Voting. At all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

2.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

2.12 Removal of Directors. Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

ARTICLE III - COMMITTEES

3.1 Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Company.

3.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) section 2.5 (Place of Meetings; Meetings by Telephone);

(ii) section 2.7 (Regular Meetings);

(iii) section 2.8 (Special Meetings; Notice);

(iv) section 2.9 (Quorum; Voting);

(v) section 2.10 (Board Action by Written Consent Without a Meeting); and

(vi) section 7.5 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

3.4 Subcommittees. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV - OFFICERS

4.1 Officers. The officers of the Company shall be a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

4.2 Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of section 4.3 of these bylaws.

4.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

4.4 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

4.5 Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in section 4.3.

4.6 Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7 Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V - INDEMNIFICATION

5.1 Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

5.2 Indemnification of Directors and Officers in Actions by or in the Right of the Company. Subject to the other provisions of this Article V, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.3 Successful Defense. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in section 5.1 or section 5.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

5.4 Indemnification of Others. Subject to the other provisions of this Article V, the Company shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

5.5 Advanced Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in section 5.6(ii) or 5.6(iii) prior to a determination that the person is not entitled to be indemnified by the Company.

5.6 Limitation on Indemnification. Subject to the requirements in section 5.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) otherwise required to be made under section 5.7 or

(d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

5.7 Determination; Claim. If a claim for indemnification or advancement of expenses under this Article V is not paid by the Company or on its behalf within 90 days after receipt by the Company of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Company shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article V, to the extent such person is successful in such action, and, if requested by such person, shall advance such expenses to such person, subject to the provisions of section 5.5. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

5.8 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

5.9 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.10 Survival. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.11 Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

5.12 Certain Definitions. For purposes of this Article V, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article V.

ARTICLE VI - STOCK

6.1 Stock Certificates; Partly Paid Shares. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by the Chairperson of the Board or Vice-Chairperson of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 Special Designation on Certificates. If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 Lost Certificates. Except as provided in this section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 Dividends. The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company's capital stock. Dividends may be paid in cash, in property, or in shares of the Company's capital stock, subject to the provisions of the certificate of incorporation.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5 Stock Transfer Agreements. The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.6 Registered Stockholders. The Company:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.7 Transfers. Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1 Notice of Stockholder Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the Company's records. An affidavit of the Secretary or an Assistant Secretary of the Company or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - GENERAL MATTERS

8.1 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.2 Seal. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3 Annual Report. The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Company's shares, the requirement of sending an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

8.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE IX - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Company may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified, and acting Chief Executive Officer of Starfighters Space, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws constitute the Bylaws of Starfighters Space, Inc., as in effect on August 12, 2025, as amended on February 17, 2026 and October 9, 2026.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 9th day of October, 2026.

/s/ Tim Franta
Tim Franta, Chief Executive Officer